Schedule I

The name, present principal occupation or employment and citizenship of each of the directors and executive officers of NEE are set forth below. The business address of each individual is c/o NextEra Energy, Inc., 700 Universe Boulevard, Juno Beach, Florida 33408

Name of Director of NEE	Principal Occupation or Employment	Citizenship
Nicole S. Arnaboldi	Partner at Oak Hill Capital Management	United States
James L. Camaren	Private investor	United States
Naren K. Gursahaney	Retired President and CEO of The ADT Corporation	United States
Kirk S. Hachigian	Retired Chairman of the Board of JELD-WEN Holding, Inc.	United States
Maria Henry	Retired Chief Financial Officer of Kimberly-Clark Corporation	United States
John W. Ketchum	Chairman, President and Chief Executive Officer of NEE	United States
Amy B. Lane	Retired Managing Director and Group Leader of Global Retailing Investment Banking Group of Merrill Lynch & Co., Inc.	United States
Geoffrey S. Martha	Chairman and Chief Executive Officer of Medtronic plc	United States
David L. Porges	Retired Chairman of the Board of Equitrans Midstream Corporation	United States
Dev Stahlkopf	Executive Vice President and Chief Legal Officer of Cisco Systems, Inc.	United States
John Arthur Stall	Retired President of NextEra Energy’s nuclear division	United States
Darryl L. Wilson	Retired Vice President, Commercial of GE Power, a business of GE	United States
Name of Executive Officer of NEE	Principal Occupation or Employment	Citizenship
Brian W. Bolster	President and Chief Executive Officer, NextEra Energy Resources	United States
Robert Coffey	Executive Vice President, Nuclear Division and Chief Nuclear Officer of NEE	United States
T. Kirk Crews	Executive Vice President, Chief Risk Officer of NEE	United States
Nicole Daggs	Executive Vice President, Human Resources and Corporate Services of NEE	United States
Michael Dunne	Executive Vice President, Finance and Chief Financial Officer of NEE	United States
William J. Gough	Vice President, Controller and Chief Accounting Officer of NEE	United States
Mark E. Hickson	Executive Vice President, Corporate Development and Strategy of NEE	United States
John W. Ketchum	Chairman, President and Chief Executive Officer of NEE	United States
Mark Lemasney	Executive Vice President, Power Generation Division of NEE	United States
James M. May	Treasurer and Assistant Secretary of NEE	United States
Armando Pimentel	Chief Executive Officer, Florida Power & Light Company	United States
Ronald R. Reagan	Executive Vice President, Engineering, Construction and Integrated Supply Chain of NEE	United States
Charles E. Sieving	Executive Vice President, Chief Legal, Environmental and Federal Regulatory Affairs Officer of NEE	United States